UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2022

UNITED HEALTH PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27781	84-1517723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave., Ste. A209

Henderson, NV 89052

(Address of Principal Executive Offices) (Zip Code)

(877) 358-3444

Registrant’s telephone number, including area code

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2022, the Board of Directors of United Health Products, Inc. (the “Company”) approved the following compensatory arrangements for certain of its officers and directors:

In recognition of his agreement to accept stock in lieu of cash salary since his appointment in December 2020, his financial support for the Company through approximately $500,000 of cash loans during the period when the ongoing Securities and Exchange Commission (“SEC”) investigation of the Company restricted its ability to access external capital, and his efforts to successfully negotiate a settlement with the SEC, the Company has amended the Restricted Stock Unit Agreement of Brian Thom, the Company’s Chief Executive Officer and Chairman Pro Tempore (the “Thom RSU Agreement”), to increase the RSU grant by 15% to 13.225 million from 11.50 million RSUs, and to increase the portion of such grant that would vest upon the receipt of a Premarket approval from the Food and Drug Administration to 20% from 5%. All other terms of the Thom RSU Agreement remain unchanged.

In recognition of his expanded duties as Independent Director and his contribution to the resolution and settlement of the SEC investigation, the Company has entered into a Restricted Stock Unit Agreement with Robert Denser wherein he has received a grant of 1.0 million RSUs which shall vest upon the earlier of the Company generating $30,000,000 of cumulative revenue starting in January 2022 or the occurrence a Trigger Event which generally represents a change of control transaction by the Company. Mr. Denser has received no other compensation for his service to the Company since 2019.

Item 8.01. Other Events.

On June 15, 2022, the SEC's investigation of the Company, initially reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, was settled through the filing of a consent judgment on the terms which were previously described in the Company’s Form 8-K filed on April 29, 2022, without the Company admitting or denying the SEC's allegations.

In a separate settlement agreement between the SEC and Mr. Douglas Beplate, the Company’s former Chief Executive Officer and a Director, Mr. Beplate will, among other things, make disgorgement payments to the Company totaling $1,020,000 over the next six months.

The Company issued a press release on June 16, 2022, providing an update on its settlement with the SEC. A copy of the press release is being furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Brian Thom Restricted Stock Unit Agreement dated November 24, 2020 (Incorporated by reference to the Form 8-K dated December 2, 2020)
10.2	Amendment to Brian Thom November 24, 2020 RSU Agreement
10.3	Robert Denser Restricted Stock Unit Agreement dated June 17, 2022
99.1	Press release, dated June 16, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on June 22, 2022.

United Health Products, Inc.

By:	/s/ Brian Thom
Brian Thom Principal Executive Officer

By:	/s/ Kristofer Heaton
Kristofer Heaton
Principal Financial Officer

3